UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 26, 2006
INTEGRATED ELECTRICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13783 (Commission File Number)	76-0542208 (IRS Employer Identification No.)

1800 West Loop South, Suite 500 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 860-1500
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 Bankruptcy or Receivership
     On April 26, 2006, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) confirmed the Second Amended Joint Plan of Reorganization (the “Plan”) of Integrated Electrical Services, Inc. (“IES” or the “Company”) and all of its domestic subsidiaries (the “Debtors”).
The Chapter 11 Cases
     On February 14, 2006 (the “Commencement Date”), the Debtors filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court. The Bankruptcy Court is jointly administering these cases as “In re Integrated Electrical Services, Inc. et. al., Case No. 06-30602-BJH-11.” Since the Commencement Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. On February 27, 2006, the United States Trustee appointed an Official Committee of Unsecured Creditors. On March 8, 2006, the United States Trustee appointed an Official Equity Holders Committee.
     On the Commencement Date, the Debtors filed a Joint Plan of Reorganization and the related Disclosure Statement with the Bankruptcy Court. On March 10, 2006, the Debtors filed a First Amended Joint Plan of Reorganization and the related First Amended Disclosure Statement with the Bankruptcy Court. On March 10, 2006, the Bankruptcy Court approved the adequacy of information in the First Amended Disclosure Statement. On March 17, 2006, the Debtors filed the Plan and the related Second Amended Disclosure Statement (the “Disclosure Statement”), each of which were distributed, along with ballots, to creditors and equity interest holders entitled to vote on the Plan.
     On April 26, 2006, the Bankruptcy Court entered an order (Docket No. 387) (the “Confirmation Order”) approving and confirming the Plan. The Effective Date of the Plan is expected to be in the first half of May 2006 (the “Effective Date”). A copy of the Plan as confirmed by the Bankruptcy Court and a copy of the Confirmation Order are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan. A copy of the press release announcing the Bankruptcy Court’s confirmation of the Plan is attached hereto as Exhibit 99.1.
     The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan.
Plan of Reorganization
     The Plan permits the Debtors to continue their business as a going concern, although the Company has previously disclosed in its Current Report on Form 8-K/A dated April 3, 2006 that it has committed to the winding-down or earlier sale or disposition of certain underperforming subsidiaries, which were identified in its subsequent Current Report on Form 8-K dated April 5, 2006. If the Plan is consummated, on the Effective Date or as soon as reasonably practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan.
     Purpose
     The primary purpose of the Plan is to effectuate the restructuring of the Debtors’ capital structure (the “Restructuring”), to improve free cash flow, strengthen the balance sheet, and enhance surety bonding capacity. Presently, the Debtors have a substantial amount of indebtedness outstanding under the Senior Subordinated Notes and the Senior Convertible Notes. If the Debtors are not able to consummate the Restructuring, the Debtors will likely have to formulate an alternative plan, and the Debtors’ financial condition and the value of their securities will likely be further materially adversely affected.
     The Restructuring will reduce the amount of the Debtors’ outstanding indebtedness by approximately $173 million plus accrued and unpaid interest thereon by converting all of the Senior Subordinated Notes into equity of Reorganized IES through the transfer of Senior Subordinated Note Claims to the Debtors in exchange for a portion of the shares of New IES Common Stock. Following consummation of the Restructuring, IES’s long-term debt is expected to be approximately $58 million, comprised of approximately $53 million borrowed and outstanding under the Tem Exit Facility and approximately $8.3 million borrowed and outstanding under the Revolving Exit Facility. Among other things, pursuant to the Restructuring:
•	Each Holder of Senior Subordinated Notes would receive, in exchange for its total Claim (including principal and interest), its Pro Rata portion of 82% of the New IES Common Stock to be issued pursuant to the Plan, before giving effect to the New Options issued pursuant to the 2006 Long Term Incentive Plan.

•	Each Holder of IES Common Stock Interests would receive its Pro Rata portion of 15% of the New IES Common Stock to be issued pursuant to the Plan, before giving effect to the New Options issued pursuant to the 2006 Long Term Incentive Plan.

•	Certain members of Reorganized Debtors’ management would receive restricted shares of New IES Common Stock equal to 3% of the New IES Common Stock to be issued pursuant to the Plan, before giving effect to the New Options issued pursuant to the 2006 Long Term Incentive Plan.

•	On the Effective Date, the sole equity interests in Reorganized IES would consist of New IES Common Stock issued to the Holders of Senior Subordinated Notes, Holders of IES Common Stock Interests and certain members of Reorganized IES’s management and New Options to be issued to certain key employees of the Debtors pursuant to the 2006 Long Term Incentive Plan, which will be exercisable for up to 10% of the New IES Common Stock on a fully diluted basis.

•	The Debtors’ obligations under existing operating leases and trade credit extended to the Debtors by their vendors and suppliers, would be Unimpaired.

•	On the Effective Date, the Reorganized Debtors will enter into the Revolving Exit Facility.

•	The $50 million in outstanding Senior Convertible Notes and related IES Subsidiary Guarantees will be refinanced from the proceeds of the Term Exit Facility.

•	On the Commencement Date, the Debtors filed motions to approve the CHUBB DIP Bonding Facility and the SureTec DIP Bonding Facility, including the assumption of the underlying bonded contracts. The motions were approved on an interim basis by the Bankruptcy Court on February 15, 2006 and on a final basis on March 13, 2006. The Scarborough DIP Bonding Facility was also approved on a final basis on March 13, 2006. On the Effective Date, the Claims of the Debtors’ sureties, CHUBB, SureTec and Scarborough, if any, will be Reinstated under the Plan.
     Treatment of Claims and Interests
     Under the Plan, Claims against and Equity Interests in the Debtors are divided into Classes. Certain Claims, including Administrative Claims and Priority Tax Claims are not classified and will receive payment in full in Cash on the Distribution Date, as such claims are liquidated, or as agreed with the Holders of such Claims. All other Claims and Equity Interests will receive the Distributions and recoveries (if any) described in the table below.
     The table below summarizes the classification and treatment of the Claims and Equity Interests under the Plan. The Plan should be consulted for further detail. Estimated Claim amounts are based upon balances as of December 31, 2005. Estimated recovery percentages are based upon the mid-point total Enterprise Value of the Debtors as determined by Gordian Group, LLC, the Debtors’ financial advisor (see Section VIII.D of the Disclosure Statement — “FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST — VALUATION OF THE REORGANIZED DEBTORS”). The actual Allowed amount and recovery percentage may vary materially depending upon the nature and extent of Claims actually asserted.

			Estimated Aggregate	Estimated
		Treatment of	Amount of Allowed	Percentage Recovery
		Claim/Equity	Claims or Equity	of Allowed Claims
Class	Claim/Equity Interest	Interest	Interests	or Equity Interests

Class 1	Priority Claims	Unimpaired	n/a	100%

Class 2	Credit Agreement Claims	Unimpaired	n/a	100%

Class 3	Secured Claims	Unimpaired	n/a	100%

Class 4	Unsecured Claims	Unimpaired	Approximately $48mm	100%

Class 5	Senior Convertible Note Claims	Impaired	$50mm plus interest accrued through the Commencement Date, and certain postpetition interest and other amounts	100%

Class 6	Senior Subordinated Note Claims	Impaired	$172.9mm plus accrued interest through the Commencement Date	69%

Class 7	Subordinated Claims	Unimpaired	-0-	n/a

Class 8	IES Common Stock Interests	Impaired	n/a	15% of New IES Common Stock

Class 9	IES Other Equity Interests	Impaired	n/a	0%

Class 10	IES Subsidiary Debtor Interests	Unimpaired	n/a	100% (Reinstated)
     Corporate Action; Cancellation of Securities
     As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03 of the Plan. On the Effective Date, except as otherwise provided for in the Plan, and except to the extent that the Term Exit Facility does not close and the Debtors elect to Reinstate the Senior Convertible Notes and related IES Subsidiary Guarantees, (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person, and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation, limited partnership, or formation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based upon the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (x) allowing such indenture trustee, agent, or servicer to make the Distributions to be made on account of such Claims under the Plan and (y) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, expenses, and indemnification under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all IES Other Equity Interests, to the extent not already cancelled, shall be cancelled. For avoidance of doubt, the IES Other Equity Interests will include all options to purchase IES Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of the applicable IES long-term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be IES Other Equity Interests. The IES Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized IES or the respective Reorganized Debtors, as the case may be, as of the Effective Date.

     New Securities
     A total of 15,404,172 shares of New IES Common Stock will be issued as follows:
     As of the Effective Date, 12,631,421 shares of New IES Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed Senior Subordinated Note Claims in full satisfaction of and in exchange for their Allowed Senior Subordinated Note Claims. As a result, the Holders of the Allowed Senior Subordinated Note Claims will own 82% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New IES Common Stock upon exercise of the New Options granted pursuant to the 2006 Long Term Incentive Plan.
     As of the Effective Date, 2,310,626 shares of New IES Common Stock shall be issued, on a Pro Rata basis, to the Holders of IES Common Stock Interests in full satisfaction of and in exchange for such IES Common Stock Interests. As a result, the Holders of IES Common Stock Interests will own 15% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New IES Common Stock upon exercise of the New Options granted pursuant to the 2006 Long Term Incentive Plan.
     As of the Effective Date, 462,125 shares of Restricted New IES Common Stock, representing 3% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, shall be issued to certain members of Reorganized IES’s management as part of the 2006 Long Term Incentive Plan. Existing IES management will receive 2.5% of the shares of New IES Common Stock issued and outstanding as of the Effective Date and 0.5% will be reserved for the new Chief Executive Officer and/or other new key employees, to be allocated by the board of directors of Reorganized IES. The Restricted New IES Common Stock to be issued on the Effective Date will vest one-third (1/3) on January 1, 2007 (the “Initial Vesting Date”), one-third (1/3) on the first anniversary of the Initial Vesting Date, and one-third (1/3) on the second anniversary of the Initial Vesting Date; provided, however, that if a person receiving Restricted New IES Common Stock is involuntarily terminated by Reorganized IES, without cause, prior to the Initial Vesting Date, the portion of the Restricted New IES Common Stock allocated to such person that would have vested on the Initial Vesting Date absent the termination will automatically vest upon such termination.
     As of the Effective Date, and without the requirement of any further action by any Entity, each former Holder of an Allowed Senior Subordinated Note Claim that becomes an owner of at least 10% of the shares of New IES Common Stock issued and outstanding as of such date or shall otherwise be an affiliate of Reorganized IES shall become a party to a Registration Rights Agreement with Reorganized IES. The Registration Rights Agreement shall require Reorganized IES to file a “shelf” registration statement covering resales of New IES Common Stock after the Effective Date and shall provide the stockholders that are parties thereto with demand and piggyback registration rights following the expiration of such “shelf” registration statement on the terms set forth in the Registration Rights Agreement. The Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.
     As of the Effective Date, the board of directors of the Reorganized IES shall be authorized to issue the New Options to purchase an aggregate of up to ten percent (10%) of the number of fully diluted outstanding shares of New IES Common Stock as of the Effective Date in accordance with the 2006 Long Term Incentive Plan.
     Exit Facilities
     On the Effective Date, Reorganized IES and certain of the IES Subsidiaries, as borrowers, and each of its non-borrower Reorganized Subsidiaries, as guarantors, will enter into two Exit Facilities, which will consist of the Revolving Exit Facility and the Term Exit Facility. The Revolving Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized IES and its debtor and non-debtor subsidiaries following the conclusion of the Chapter 11 Cases, and the Term Exit Facility will be available to refinance the Senior Convertible Notes. A portion of the proceeds of the Revolving Exit Facility shall be used to refinance the principal balance of loans outstanding under the DIP Credit Documents, and any outstanding letters of credit under the DIP Facility, if not continued under the Revolving Exit Facility, will be either cash collateralized or back-stopped with new letters of credit from the Revolving Exit Facility.

     Injunctions, Releases and Exculpation
     1. Injunction
     All injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date, shall remain in full force in effect until the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, all Persons or Entities that have held, hold or may hold Claims or Causes of Action against or Equity Interests in any of the Debtors are, as of the Effective Date permanently enjoined from taking any of the following actions against any of the Debtors and their Estates, the Reorganized Debtors, or their property or assets, on account of such Claims, Causes of Action or Equity interests: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding relating to such Claim, Cause of Action or Equity Interest; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order relating to such Claim, Cause of Action or Equity Interest; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien relating to such Claim, Cause of Action or Equity Interest; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors relating to such Claim, Cause of Action or Equity Interest; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Notwithstanding this section, the set off rights of any holders of Allowed Claims are preserved to the extent of applicable law.
     2. Debtors’ Releases
     As of the Effective Date, the Debtors as Debtors in Possession and the Reorganized Debtors will be deemed to forever release, waive and discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under the Plan) whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date, or in any way relating to the restructuring of the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates against (a) the directors, officers and employees of any of the Debtors and the Debtors’ agents, advisors and professionals serving as of the Commencement Date, in each case in their capacity as such, (b) the Holders of Senior Subordinated Note Claims, including the Supporting Noteholders, and the Senior Subordinated Notes Indenture Trustee, and the agents, advisors and professionals of same, in each case in their capacity as such, (c) the holders of Credit Agreement Claims and Claims under the DIP facility, and the agents, advisors and professionals of same, in each case in their capacity as such, and (d) the members of any Committee, including the Ad Hoc Committee, and its agents, advisors and professionals, in each case in their capacity as such; provided, however, nothing in Article 13.06 of the Plan shall be construed to release or exculpate any Person or Entity from fraud, willful misconduct, criminal conduct, or unauthorized use of confidential information that causes damages or for personal gain.
     3. Exculpation and Limitation of Liability
     The Debtors, the Reorganized Debtors, the Holders of Senior Subordinated Note Claims, the Supporting Noteholders, the Senior Secured Lenders, the DIP Lenders, the Senior Subordinated Notes Indenture Trustee, the Committee, the Ad Hoc Committee and any and all of their respective present and former members, officers, directors, employees, equity interest holders, partners, affiliates, advisors, attorneys, and agents, and any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity interest holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the negotiation, solicitation, and/or distribution of the Plan and Disclosure Statement, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects they shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.

     Conditions to the Effective Date
     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 of the Plan:
(a)	The Confirmation Order shall have been entered by the Bankruptcy Court.

(b)	The Confirmation Order shall have become a Final Order.

(c)	All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

(d)	The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities and the New Notes and New IES Subsidiary Guarantees (if applicable).

(e)	All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

(f)	All documents referenced in subsections (d) and (e) of this paragraph, including all documents in the Plan Supplement, shall be reasonably acceptable to the Ad Hoc Committee.

(g)	No stay of the consummation of the Plan shall be in effect.
     Furthermore, it shall be a condition to the effectiveness of the Plan that (i) the Term Exit Facility shall have closed and Cash from the proceeds of such facility shall be available to pay the Holders of the Allowed Senior Convertible Note Claims as required by Article 3.03(e)(ii) of the Plan, (ii) the Bankruptcy Court shall have entered an order, following a Contingency Hearing approving either (a) the Reinstatement Treatment, or (b) the New Note Exchange Treatment, or (iii) if a requirement for a Contingency Hearing is waived by the Holders of the Senior Convertible Notes, the Debtors and the Holders of the Senior Convertible Notes shall have reached an agreement on the applicable treatment. If a Contingency Hearing is convened and the Bankruptcy Court sustains objections asserted by the Senior Convertible Notes Indenture Trustee or Holders of Senior Convertible Note Claims to confirmation of the Plan (whether such objections relate to the proposed treatment of the Senior Convertible Note Claims or other confirmation issues), the Bankruptcy Court shall forthwith vacate the Confirmation Order.
Information as to Assets and Liabilities
     Information as to the Debtors’ assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the monthly period ended February 28, 2006, filed with the Bankruptcy Court on March 28, 2006, and included as exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2006 and incorporated herein by reference.
     This current report on Form 8-K includes certain statements that may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inability to satisfy the conditions set forth in its reorganization plan and thereupon exit from Chapter 11 protection, the inability to reach agreement with our lenders and surety providers on any exit facilities, the residual effect with customers and vendors from the bankruptcy process, the delayed effect of less new projects awarded to the company during the bankruptcy and its effect on future financial results, the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close; the loss of employees during the bankruptcy process and the winding down of subsidiaries distraction of management time in winding down and closing subsidiaries, high costs associated with exit facilities and exiting the bankruptcy, concerns created by the Well’s notices received by IES and one of its officers, difficulties in fulfilling the more restrictive terms of credit facility and term facility lending the inherent uncertainties relating to estimating future operating results or our ability to generate sales, operating income, or cash flow, potential difficulty in addressing a material weakness in the company’s accounting systems that has been identified by the company and its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, inaccurate estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities while emerging from bankruptcy, the high level of competition in the construction industry both from third parties and ex-employees, changes in interest rates that could effect the level of construction, the general level of the economy, increases in costs or limitations on availability of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to provide sufficient bonding needed for available work, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, business disruption and costs associated with the Securities and Exchange Commission investigation now pending and the associated Wells notice delivered to the company and other litigation that may arise from time to time, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where we have sold substantially all of the assets, inability to fulfill the terms of any exit facility, inability of subsidiaries to incorporate new accounting, control and operating procedures, inaccuracies in estimating revenues and percentage of completion on contracts, lack of an established trading market for the company’s new class of common stock contemplated by the company’s plan of reorganization; inability to successfully restructure our operations to reduce operating losses; and unexpected weather interference. You should understand that the foregoing important factors, in addition to those discussed in our other filings with the Securities and Exchange

Commission, including those under the heading ‘Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended September 30, 2005 and our quarterly report on Form 10-Q for the quarter ended December 31, 2005, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise the Company’s borrowing availability, its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c)     Exhibits.

Exhibit Number	Description

2.1*	Debtors’ Second Amended Joint Plan of Reorganization
2.2*	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization
99.1*	Press Release, dated April 26, 2006

*	Filed herewith

**	The Debtors filed with the Bankruptcy Court the following attachments to the Plan as a Plan Supplement, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K:

First Plan Supplement

Exhibit A.	Reorganized IES’s Bylaws and Certificate of Incorporation

Exhibit B.	Registration Rights Agreement

Exhibit C.	2006 Long Term Incentive Plan

Exhibit D.	Form of the Restricted New IES Common Stock Agreement

Exhibit E.	Employment Agreement dated February 13, 2006, between C. Byron Snyder and Integrated Electrical Services, Inc.

Second Plan Supplement

Exhibit A.	List of the proposed directors of Reorganized IES

Exhibit B.	List of executory contracts and unexpired leases of nonresidential real property proposed to be rejected in accordance with the terms of the Plan
     The Company will furnish supplementally a copy of any attachment to the Plan to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: April 27, 2006

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Debtors’ Second Amended Joint Plan of Reorganization
2.2*	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization
99.1*	Press Release, dated April 26, 2006
*     Filed herewith